Exhibit 10.21
AMENDMENT NO. 1 TO AMENDED AND RESTATED
CHANGE OF CONTROL SEVERANCE AGREEMENT

This AMENDMENT NO. 1 TO AMENDED AND RESTATED CHANGE OF CONTROL SEVERANCE AGREEMENT (the “Amendment”) is made and entered into as of April 21, 2010 by and among Astoria Financial Corporation, a business corporation organized and operating under the laws of the State of Delaware and having an office at One Astoria Federal Plaza, Lake Success, New York 11042-1085 (the “Company”), Astoria Federal Savings And Loan Association, a savings and loan association organized and existing under the laws of the United States of America and having an office at One Astoria Federal Plaza, Lake Success, New York 11042 (the "Association"), and Ira M. Yourman, an individual residing at 22 Florence Avenue, Oyster Bay, New York 11771 (the "Officer").

Witnesseth:

Whereas, the Officer and the Company are parties to an AMENDED AND RESTATED CHANGE OF CONTROL SEVERANCE AGREEMENT as of January 1, 2009, (the “Prior Agreement”); and

Whereas, the Officer and the Company wish to further amend and modify the Prior Agreement pursuant to Section 26 thereof;

Now, Therefore, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Company and the Officer hereby agree as follows:

1.	Section 6(b)(i) of the Prior Agreement be amended to read in its entirety as follows:

(i)           the Association shall provide for a period of two years following the date of the Officer's discharge or, if less, the period from date of the Officer's discharge to the Initial Expiration Date provided, however, that the Association has previously notified the Officer pursuant to Section 1(a)(ii)(A) (the "Assurance Period") for the benefit of the Officer and the Officer's spouse and dependents continued group life, health (including hospitalization, medical and major medical), dental, accident and long-term disability insurance benefits on substantially the same terms and conditions (including any co-payments and deductibles, but excluding any premium sharing arrangements, it being the intention of the parties to this Agreement that the premiums for such insurance benefits shall be the sole cost and expense of the Association) in effect for them immediately prior to the Officer's discharge. The coverage provided under this section 6(b)(i) may, at the election of the Association, be secondary to the coverage provided as part of the Standard Termination Entitlements and to any employer-paid coverage provided by a subsequent employer or through Medicare, with the result that benefits under the other coverages will offset the coverage required by this section 6(b)(i), provided, however, that for purposes of this section 6(b)(i) benefits provided at the cost of the Officer or the Officer's spouse or dependants pursuant to the Comprehensive Omnibus Budget Reconciliation Act, as amended, shall not be considered Standard Termination Entitlements.

2.
Section 6(b)(iii) of the Prior Agreement shall be amended by deleting the variable “AP” from the equation therein, deleting the definition of “AP” therein and amending the definition of “TIO” therein to read in its entirety as follows:

“TIO” is the target incentive opportunity (expressed as a percentage of base salary) established by the Compensation Committee of the Board of Directors of the Association for the Officer pursuant to the Association’s Annual Incentive Plan for Select Executives for the year in which the employment of the Officer by the Association terminates or, if no target incentive opportunity is established by the Compensation Committee of the Board of Directors of the Association for such year with respect to the Officer, then the highest of the target incentive opportunity established by the Compensation Committee of the Board of Directors of the Association for the Officer pursuant to the Annual Incentive Plan for Select Executives during the period of three (3) years ending immediately prior to the date of termination;

3.	Section 8(a) of the Prior Agreement shall be amended to read in its entirety as follows:

(a)           To the maximum extent permitted under applicable law, from and after the effective date of a Change of Control, the Association and the Company agree to indemnify and hold harmless the Officer, against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, for acts or omissions in connection with service as an officer of the Association or service in other capacities at the request of the Association or the Company at or prior to the time the Change of Control became effective, whether asserted or claimed prior to, at or after the effective date of the Change of Control, and to advance any such Costs to the Officer as they are from time to time incurred, in each case to the fullest extent the Officer would have been indemnified as a director or officer of the Association or the Company, as applicable, and as then permitted under applicable law. No provision in this Agreement nor any termination or expiration of this Agreement is intended to authorize the elimination or impairment of any right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw of the Company or the Charter and or a bylaw of the Association by amendment to such a provision after the occurrence of an act or omission that is the subject of an action, suit or proceeding for which indemnification is sought.

4.	The Prior Agreement shall be amended to remove Section 29 therefrom.

5.	Each reference to “NY” in the Prior Agreement under Section 6(b) shall be amended to provide that NY is the Assurance Period expressed as a number of years and fractions of years.

6.	Each reference to “Thacher Proffitt & Wood LLP” in the Prior Agreement, whether with or without the LLP designation, will be replaced by a reference to “Sonnenschein Nath & Rosenthal LLP”.

7.	Except as specifically provided herein, the provisions of the Prior Agreement shall continue in full force and effect.

In Witness Whereof, the Company has caused this Amendment to be executed and the Officer has hereunto set his or her hand, all as of the day and year first above written.

ATTEST:	Astoria Financial Corporation

/S/ Alan P. Eggleston	By:	/S/ Monte N. Redman
Name: Alan P. Eggleston	Name:	Monte N. Redman
	Title:	President and Chief Operating Officer

ATTEST:	Astoria Federal Savings and Loan Association

/S/ Alan P. Eggleston	By:	/S/ Monte N. Redman
Name: Alan P. Eggleston	Name:	Monte N. Redman
	Title:	President and Chief Operating Officer

[Seal]	/S/ Ira M. Yourman
Ira M. Yourman

STATE OF NEW YORK	)
) ss.:
COUNTY OF NASSAU	)

On this 21st day of April, 2010 before me, the undersigned, personally appeared Monte N. Redman, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/S/ Marygrace Farruggia
Name: Marygrace Farruggia
Notary Public, State of New York
No. 4998931
Qualified in Suffolk County
Commission Expires: July 13, 2010

STATE OF NEW YORK	)
) ss.:
COUNTY OF NASSAU	)

On this 21st day of April, 2010 before me, the undersigned, personally appeared Monte N. Redman, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/S/ Marygrace Farruggia
Name: Marygrace Farruggia
Notary Public, State of New York
No. 4998931
Qualified in Suffolk County
Commission Expires: July 13, 2010

STATE OF NEW YORK	)
) ss.:
COUNTY OF NASSAU	)

On this 20th day of April, 2010 before me, the undersigned, personally appeared Ira M. Yourman, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/S/ Marygrace Farruggia
Name: Marygrace Farruggia
Notary Public, State of New York
No. 4998931
Qualified in Suffolk County
Commission Expires: July 13, 2010